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                                   SUBSIDIARY
                                PLEDGE AGREEMENT

                                      From


                        DISCOVERY ZONE (CANADA) LIMITED,

                       DISCOVERY ZONE (PUERTO RICO), INC.,

                                       and

                         DISCOVERY ZONE LICENSING, INC.

                                   as Pledgors

                                       to

                        FIRSTAR BANK OF MINNESOTA, N.A.,
                               as Collateral Agent

                            Dated as of July 17, 1998



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                           SUBSIDIARY PLEDGE AGREEMENT

                   This SUBSIDIARY PLEDGE AGREEMENT (together with any amendments, replacements and supplements hereafter entered into, the "Subsidiary Pledge Agreement"), dated as of July 17, 1998, between Discovery Zone (Canada) Limited, an entity formed under the laws of Canada ("DZL"), Discovery Zone (Puerto Rico), Inc., a corporation formed under the laws of Puerto Rico ("DZPR"), Discovery Zone Licensing, Inc., a Nevada corporation (together with DZL, DZPR and any subsidiaries of the Company that may become Subsidiary Guarantors after the date hereof and their permitted respective successors and assigns, the "Pledgors" and, each individually, a "Pledgor"), and Firstar Bank of Minnesota, N.A., as Trustee under the Indenture (as defined below), acting as Collateral Agent hereunder (together with its successors and assigns, in such capacity, the "Collateral Agent"), is made for the ratable benefit of the Holders. As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture, dated as of the date hereof (together with all amendments and supplements thereto, the "Indenture"), among Discovery Zone, Inc., a Delaware corporation (the "Company"), Pledgors and the Collateral Agent, relating to the Company's 13 1/2% Senior Collateralized Notes due 2002 (the "Initial Notes") and 13 1/2% Senior Collateralized Notes due 2002, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement, the Purchase Agreement and the Indenture ("Exchange Notes" and, together with the Initial Notes, the "Notes"), as amended from time to time in accordance with the terms thereof.

                              W I T N E S S E T H:

                   WHEREAS, the Company has issued or will issue $20 million aggregate principal amount of Notes pursuant to the Indenture;

                   WHEREAS, each Pledgor, is or, as of the Issue Date will be the legal and beneficial owner of the issued and outstanding shares of Capital Stock set forth under such Pledgor's name on Schedule A attached hereto;

                   WHEREAS, pursuant to the Indenture or a supplement thereto, each Pledgor has guaranteed the payment and performance in full of the Obligations of the Company and the Pledgors under the Indenture and the Notes (the "Subsidiary Guarantees"); and

                   WHEREAS, in order to secure the payment and performance of the Obligations secured by the Subsidiary Guarantees, the parties hereto desire to set forth their mutual understanding and certain agreements regarding the terms and conditions of the pledge of the Pledged Collateral (as defined below) made by the Pledgors to the Collateral Agent for the ratable benefit of the Holders.

                   NOW, THEREFORE, in consideration of the premises and other benefits to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                   Section 1. Pledge. As collateral security for the complete payment and performance in full of all the Obligations of the Company and the Pledgors under the Indenture, the Notes and the Collateral Agreements (as contemplated by Article Eight of the Indenture), each Pledgor hereby pledges, assigns, transfers, sets over and delivers unto the Collateral Agent, and


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hereby grants unto the Collateral Agent for the ratable benefit of the Holders and unto their respective successors and assigns, a continuing security interest in all of the right, title and interest of each Pledgor in, to and under any and all of the following described property, rights and interests (collectively, the "Pledged Collateral"):

                            (a) all of the issued and outstanding shares of
Capital Stock identified on Schedule A attached hereto as being owned by each Pledgor in any of its subsidiaries (the "Pledged Subsidiaries");

                            (b) all other shares of Capital Stock or other
equity securities issued, or in the future issued by the Pledged Subsidiaries now or hereafter owned or acquired by each Pledgor in any manner, and the certificates representing such securities, and any present or future options, warrants or other rights to subscribe for or purchase any property described in
Section 1(a) or any notes, bonds, debentures or other evidences of indebtedness that are at any time convertible, exchangeable or exercisable into Capital Stock or other equity securities of the Pledged Subsidiaries or have or at any time could by their terms have voting rights with respect to any matter affecting the Pledged Subsidiaries and all securities, certificates and instruments representing or evidencing ownership of any of the property described in Section 1(a) and this Section 1(b) hereof;

                            (c) all shares of Capital Stock, other equity
securities of any entity issued to each Pledgor or any other security described in Section 1(b) if, at the time of issuance, the entity is or as a result of such issuance becomes a subsidiary under the Indenture (the property described in Section 1(a), Section 1(b) and this Section 1(c) being referred to herein collectively as the "Pledged Securities");

                            (d) any additional property of the kind or type
described in this Section 1 required to be supplied under the terms of this Subsidiary Pledge Agreement; and

                            (e) all proceeds and products of the Pledged
Securities, including without limitation dividends, distributions, cash, instruments and other property or securities, now or hereafter at any time or from time to time received or receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities;

                   TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent for its benefit and the benefit of the Holders and unto their respective successors and assigns.

                   Section 2. Representations, Warranties and Covenants of the Pledgor. Each of the Pledgors hereby represents and warrants (as of the date of execution hereof as to the Pledged Collateral existing on such date and as of the date of acquisition as to the Pledged Collateral acquired subsequently), covenants and agrees that:

                            (a) As of the Issue Date, each Pledgor will be the
legal and beneficial owner of the Pledged Collateral, will hold the Pledged Collateral free and clear of all Liens (except for the security interest granted hereunder to the Collateral Agent for the ratable benefit of Holders and except for Liens for taxes not yet payable and except for Liens securing the Eligible Credit Facility and the Existing Notes, and has not made and will not make any other pledge, assignment, mortgage, hypothecation or transfer of the Pledged Collateral except for Liens securing the Eligible Credit Facility and the Existing Notes.


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                            (b) The Pledged Securities have been or, upon the
Issue Date will be duly authorized and validly issued and are fully paid and non-assessable.

                            (c) Upon delivery of physical certificates
evidencing the Pledged Securities to the Collateral Agent, and the continued possession thereof by the Collateral Agent, or upon written acknowledgement, confirmation and agreement (a "Pledge Possession Agreement") by the Lender under the Eligible Credit Facility, the collateral agent under the Existing Notes or any other person who holds or has acquired possession of any such certificates, that such person is holding such certificates and related collateral for the Collateral Agent or holders of the Notes in connection with this Pledge Agreement, the Collateral Agent will have a continuing perfected security interest in the Pledged Securities, securing all of the Obligations, subject only to the New Intercreditor Agreements.

                            (d) As of the Issue Date, each Pledgor will have the
requisite corporate power and authority to pledge the Pledged Collateral in accordance herewith and will defend its title thereto against the claims of all persons whomsoever and shall maintain and preserve the security interest granted hereunder with respect to the Pledged Collateral as long as this Subsidiary Pledge Agreement shall remain in full force and effect, subject to the Permitted Liens.

                            (e) Neither the execution and delivery of this
Subsidiary Pledge Agreement by any Pledgor, the performance by each Pledgor of its obligations hereunder, nor the transactions herein contemplated will violate any Pledgor's or any Pledged Subsidiary's Certificate of Incorporation or bylaws, each as currently in effect as of the Issue Date, violate the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Pledgor or any Pledged Subsidiary is a party, violate any law, order, rule or regulation applicable to any Pledgor or any Pledged Subsidiary of any court or any government, regulatory body or administrative agency or other governmental body having jurisdiction over any Pledgor or any Pledged Subsidiary or their properties, or result in or require the creation or imposition of any Lien (other than the Lien contemplated hereby), upon or with respect to any of the property now owned or hereafter acquired by any Pledgor or any Pledged Subsidiary, which violation or conflict would have a material adverse effect on the financial condition, business, assets or liabilities of any Pledgor or any Pledged Subsidiary, taken as a whole, or on the value of the Pledged Collateral or on the security interests hereunder.

                            (f) Other than the occurrence of the Issue Date, the
Pledged Securities, described in Schedule A attached hereto, include all of the issued and outstanding shares of Capital Stock of the Pledged Subsidiaries, and, as of the date of execution hereof, there are no outstanding options, warrants or other rights to subscribe for or purchase any property described in Section 1(a) or any notes, bonds, debentures or other evidences of indebtedness that are at any time convertible into Capital Stock of the Pledged Subsidiaries or have or at any time could by their terms have voting rights with respect to any matters affecting the Pledged Subsidiaries.

                            (g) Other than the occurrence of the Issue Date, no
consent or approval which has not been obtained prior to the date hereof of any other person or entity, no authorization, approval or other action (other than delivery of physical certificates evidencing the Pledged Securities or the execution and delivery of a Pledge Possession Agreement, as the case may be) by, and no notice to or filing with, any governmental body (other than UCC filings), regulatory authority or securities exchange, was or is necessary as a condition to the validity of the pledge hereunder of the Pledged Collateral, and such pledge is effective to vest in the Collateral Agent the rights of the


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Collateral Agent in the Pledged Collateral as set forth herein. Except under the
Indenture and this Pledge Agreement, there are no restrictions on the transferability of any of the Pledged Collateral transferred or delivered by any Pledgor hereunder or, except for restrictions related to federal and state securities laws governing the sale of "restricted stock" or "control stock," with respect to the foreclosure, transfer or disposition thereof by the Collateral Agent.

                            (h) Each Pledgor shall deliver to the Collateral
Agent concurrently with the execution of this Subsidiary Pledge Agreement or, to the extent acquired subsequent to the date of execution hereof, immediately upon such Pledgor's acquisition thereof, all certificates and instruments representing the Pledged Securities, and each other item of Pledged Collateral (including all certificates, instruments and notes representing any such Pledged Collateral), or an executed Pledge Possession Agreement, in form and substance satisfactory to the Collateral Agent, as the case may be. Any and all Pledged Securities so delivered to the Collateral Agent shall be accompanied by undated duly executed powers in blank and by such other instruments of transfer or documents as the Collateral Agent may reasonably request. The Collateral Agent shall hold the certificates representing the Pledged Securities delivered to it in its own name or in the name of its nominee, all in form and substance satisfactory to the Collateral Agent. Each Pledgor hereby acknowledges that the Collateral Agent may, in its discretion, appoint one or more financial institutions to act as the Collateral Agent's agent in holding in custodial accounts instruments or other financial assets in which the Collateral Agent is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

                            (i) The Collateral Agent shall at all times have
full and free access during normal business hours to all of the books, correspondence and records of each Pledgor relating to the Pledged Collateral (other than information that is privileged and confidential) and the Collateral Agent and its representatives may examine the same, make abstracts therefrom and make photocopies thereof, and each Pledgor agrees to render to the Collateral Agent, at such Pledgor's costs and expense, such clerical and other assistance as may be requested by the Collateral Agent with regard thereto.

                            (j) No Pledgor shall permit any of the Pledged
Subsidiaries to issue any securities of the type required to be pledged hereunder unless such securities are promptly pledged and delivered hereunder to the Collateral Agent in accordance with Section 2(h).

                            (k) If, while this Subsidiary Pledge Agreement is in
effect, subject to the terms and conditions of Section 2(c), any stock dividend, stock split, reclassification, readjustment, reorganization, merger, consolidation, exchange offer, tender offer or other change in the capital structure, including the creation of any subscription or other rights relating to the Pledged Securities, is declared or made, by any of the Pledged Subsidiaries or any other issuer of Pledged Collateral, all substituted and additional securities or interest issued with respect to the Pledged Collateral and evidenced by certificates shall be endorsed in blank by each Pledgor promptly upon receipt thereof or otherwise appropriately transferred to the Collateral Agent in negotiable form, and all certificates or instruments evidencing such securities shall be delivered to the Collateral Agent to be held under the terms of this Subsidiary Pledge Agreement in the same manner as, and as a part of, the Pledged Collateral. All Pledged Securities shall be evidenced by one or more certificates. Any securities that may be issued upon exercise of any subscription or other rights relating to the Pledged Securities shall be endorsed in blank and delivered to the Collateral Agent with any necessary powers.



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                            (l) Each Pledgor shall pay and discharge all taxes,
assessments and governmental charges or levies against any Pledged Collateral prior to delinquency thereof and shall keep all Pledged Collateral free of all unpaid charges whatsoever, unless contested in good faith by appropriate proceedings properly instituted and diligently conducted and adequate reserves have been set aside in accordance with GAAP.

                            (m) Each Pledgor shall promptly notify the
Collateral Agent in writing of any material changes in any fact or circumstance represented or warranted by the Pledgor with respect to any material portion of the Pledged Collateral, of any impairment of the Pledged Collateral and of any claim, action or proceeding affecting title to all or any of the Pledged Collateral.

                            (n) The chief executive office and principal place
of business of each Pledgor is located at 565 Taxter Road, Elmsford, New York 10523. No Pledgor shall relocate its principal place of business or chief executive office to another county or state or change its name, identity or corporate structure unless such Pledgor (i) gives at least thirty (30) days' prior written notice to the Collateral Agent, which notice shall specify such new name, identity, corporate structure or new location and provide such other information as the Collateral Agent may reasonably request and (ii) takes all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral.

                            (o) Upon any Pledgor acquiring or forming any
subsidiary, such Pledgor shall amend Schedule A attached hereto to include such subsidiary and such subsidiary shall thenceforth be treated hereunder for all purposes as a Pledged Subsidiary and all shares of Capital Stock or other equity securities of such subsidiary issued to such Pledgor shall be treated hereunder for all purposes as Pledged Collateral.

                   Section 3. Administration of the Pledged Collateral. The Collateral Agent shall administer the Pledged Collateral in accordance with the provisions hereof and of the Indenture.

                   Section 4. Release and Substitution of Pledged Collateral. The Pledged Collateral shall not be released from the security interest created hereunder and no property shall be substituted for any of the Pledged Collateral, except in accordance with the provisions of Article Ten of the Indenture and in accordance with the provisions of Section 18 hereof. The Collateral Agent shall return the physical certificates and related stock powers evidencing Pledged Collateral in its possession when so permitted by the Indenture and this Subsidiary Pledge Agreement.

                   Section 5. Voting Rights, Dividends, Etc.

                            (a) Until an Event of Default (as defined below)
shall have occurred and be continuing:

                                        (i) except as otherwise provided in
Sections 5(b) and (c) and Section 6 of this Subsidiary Pledge Agreement, each Pledgor shall be entitled to exercise any and all voting or consensual rights and powers, including subscription rights, accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Subsidiary Pledge Agreement or any agreement giving rise to any of the Indenture Obligations;

                                       (ii) except as otherwise provided in this
Subsidiary Pledge Agreement, each Pledgor shall be entitled to retain and use any and all dividends, distributions or


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other payments which are permitted by the Indenture and paid in cash or property
(other than securities which are subject to this Subsidiary Pledge Agreement) and the Collateral Agent, upon receipt of any of the foregoing, shall promptly pay or distribute the same to such Pledgor; and

                                      (iii) The Collateral Agent shall execute
and deliver to each Pledgor or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling it to exercise the voting or consensual rights and powers which such Pledgor is entitled to exercise pursuant to the foregoing Section 5(a)(i) or to receive the dividends, distributions or other payments which such Pledgor is authorized to retain pursuant to the foregoing Section 5(a)(ii).

                            (b) Upon the occurrence and during the continuation
of an Event of Default, (i) upon notice from the Collateral Agent, all rights of each Pledgor to exercise the voting or consensual rights and powers which the Pledgor would otherwise be entitled to exercise pursuant to Section 5(a)(i), and
(ii) all rights of each Pledgor to receive the dividends, distributions and other payments which the Pledgor would otherwise be authorized to receive and retain pursuant to Section 5(a)(ii), shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which, subject to the New Intercreditor Agreements, shall then have the sole and exclusive right and authority to exercise, in its sole discretion, all such voting and consensual rights and powers and to receive and retain as Pledged Collateral all such dividends, distributions and other payments.

                            (c) Upon the occurrence and during the continuation
of an Event of Default, the Collateral Agent shall have the sole and exclusive right and authority to receive and retain as Pledged Collateral all dividends, distributions and other payments which are paid on the Pledged Collateral (other than dividends, distributions or other payments permitted by the Indenture and paid on the shares of common stock of the company issuing such shares) in cash or property. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of Section 5(b) or this Section 5(c) shall be retained by the Collateral Agent as additional Pledged Collateral hereunder and shall be administered and applied in accordance with the provisions of this Subsidiary Pledge Agreement, the Indenture and the New Intercreditor Agreements. All dividends and interest payments which are received by the Pledgor contrary to the provisions of Section 5(b) or this Section 5(c) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of each Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                   Section 6. Default; Remedies.

                            (a) Defined. For purposes of this Subsidiary Pledge
Agreement, as provided in the preamble of this Subsidiary Pledge Agreement, the terms "Default" and "Event of Default" shall have the respective meanings provided in the Indenture.

                            (b) Exercise of Remedies Under the Subsidiary Pledge
Agreement. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall commence the taking of such actions (or refrain from taking actions) toward collection or enforcement of this Subsidiary Pledge Agreement and the Pledged Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Pledged Collateral, as it deems appropriate in accordance with and subject to the applicable terms of the Indenture or within three (3) Business Days after instructions from the Requisite Holders (as defined in Section 6(f) below), to the extent allowed by law (and subject to the applicable terms of the Indenture and pursuant to the terms hereof). If any


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Event of Default that was the basis for the commencement of such action shall have been cured or waived, and, in the case where there has been an acceleration, rescission of such acceleration shall have occurred, in each case in accordance with the terms of the Indenture, any direction to the Collateral Agent to take any action in connection with the aforementioned notice shall be deemed rescinded upon notification by that percentage of Holders necessary to effect such waiver with respect to such Event of Default as provided for in the Indenture. The Collateral Agent shall have no obligation to take any collection or enforcement action except upon satisfaction of the conditions set forth in
Section 7.01 and Section 7.02 of the Indenture.

                            (c) Remedies Generally. If an Event of Default shall
have occurred and be continuing, the Collateral Agent itself or by its agents or attorneys may exercise any or all of its rights and remedies hereunder or under the Indenture, or any other instrument or agreement securing, evidencing or relating to the Obligations, the Notes or under applicable laws (including all of the rights and remedies of a secured creditor under the Uniform Commercial Code then in effect in the State of New York, the "UCC"), retain possession of the Pledged Collateral or sell, assign, transfer, or dispose of, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at public or private sale or sales, at any exchanges, brokers board or at any of the Collateral Agent's offices or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and, to the extent permitted by applicable law, for such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable. Upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgors, and each Pledgor hereby waives (to the full extent permitted by law) all rights of redemption, stay or appraisal which any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall give the Pledgors ten (10) days' written notice (which each Pledgor agrees shall be deemed to be reasonable notification within the meaning of Section 9-504(3) of the UCC) in accordance with Section 19 of the Collateral Agent's intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Collateral Agent may fix. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold as an entirety or in separate portions, as the Collateral Agent may, in its sole discretion, determine. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by suit or suits at law or in equity to exercise its remedies regarding the Pledged Collateral and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. If under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Pledged Collateral within a period of time that does not permit the giving of notice to the Pledgor as hereinbefore provided, the Collateral Agent need give the Pledgor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of law.


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                            (d) Remedies; Obtaining the Pledged Collateral Upon
Default. Each Pledgor agrees that if any Event of Default shall have occurred and be continuing, then and in every such case, and in addition to the rights and remedies available to a secured party under any applicable provision of the UCC, or any other applicable law, the Collateral Agent, subject to the New Intercreditor Agreements, may:

                                        (i) personally, or by agents or
attorneys, immediately take possession of the Pledged Collateral or any part thereof from the Pledgors or any other person who then has possession of any part thereof, with or without notice or process of law, in accordance with applicable law, and for that purpose may enter upon the Pledgors' premises where any of the Pledged Collateral is located and remove the same;

                                       (ii) instruct the obligor or obligors on
any agreement, instrument or other obligation constituting Pledged Collateral to make any payment or render any performance required by the terms of such agreement, instrument or obligation directly to the Collateral Agent or its designee;

                                      (iii) sell or otherwise liquidate, or
direct the Pledgors to sell or otherwise liquidate, any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                                       (iv) take possession of the Pledged
Collateral or any part thereof by directing the Pledgors in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event the Pledgors shall at their own expense:

                                            (A) forthwith cause the same to be
moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                                            (B) store and keep any Pledged
Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in this Section 6(d); and

                                            (C) while any such Pledged
Collateral shall be so stored and kept, provide such guard, security and maintenance services as shall be necessary to protect the same and to preserve and maintain such Pledged Collateral in good condition; it being understood that the Pledgors' obligation so to deliver the Pledged Collateral is of the essence of this Subsidiary Pledge Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Pledgors of such obligation.

                            (e) Preventing Impairment of the Pledged Collateral.
Regardless of whether or not there shall have occurred any Default or Event of Default, the Collateral Agent may institute and maintain or cause in the name of the Pledgors or of the Collateral Agent, or any of them, to be instituted and maintained, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or perfection of the Pledged Collateral in contravention of the terms of the Indenture. Each Pledgor agrees not to knowingly take or permit to be taken any action which would impair the Pledged Collateral or the Collateral Agent's rights in the Pledged Collateral.



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                            (f) Requisite Holders. For purposes of this Section
6, "Requisite Holders" means the Holder or Holders of a majority in principal amount of the outstanding Notes or as otherwise provided in Article Six of the Indenture.

                   Section 7. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby constitutes and appoints the Collateral Agent its attorney-in-fact for the purpose of carrying out the provisions, but subject to the terms and conditions, of this Subsidiary Pledge Agreement and taking any action and executing any instrument, including, without limitation, any financing statement or continuation statement, and taking any other action to maintain the validity, perfection, priority and enforcement of the security interest intended to be created hereunder, that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted shall give rise to any defense, counterclaim or right of action against the Collateral Agent, unless the Collateral Agents actions are taken or omitted to be taken with gross negligence or bad faith or constitute willful misconduct.

                   Section 8. Purchase of Pledged Collateral by Collateral Agent or Holders. At any sale of the Pledged Collateral, whether pursuant to power of sale or otherwise hereunder, the Collateral Agent or any Holder may, to the extent permitted by applicable law, bid for and purchase, free from any right of redemption, stay or appraisal (all such rights being hereby waived and released by each Pledgor to the extent permitted by law), the Pledged Collateral or any part thereof or an interest therein and upon compliance with the terms of such sale, may hold, retain, exploit, resell or otherwise dispose of such property without further accountability to the Pledgors for the proceeds of such sale (except in the event that there is a surplus of such proceeds in excess of the Company's and the Pledgor's Obligations under the Indenture, the Notes and the Collateral Agreements, in which case, the Collateral Agent shall account to the Pledgor for such surplus). Each Pledgor will execute and deliver or cause to be executed and delivered, such instruments, endorsements, assignments, waivers, certificates and other documents and take such further action as the Collateral Agent shall request in connection with any such sale.

                   Section 9. Disposition of Proceeds. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other monies held by the Collateral Agent under the provisions of this Subsidiary Pledge Agreement, shall be applied by the Collateral Agent in accordance with the provisions of the Indenture.

                   Section 10. Waiver of Claims. Except as otherwise provided in this Subsidiary Pledge Agreement, EACH PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE PLEDGED COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and, to the full extent permitted by applicable law, the Pledgor hereby further waives:

                            (a) all damages occasioned by such taking of
possession or disposition except any damages which are the direct result of the Collateral Agent's negligence, bad faith or willful misconduct;

                            (b) all other requirements as to the time, place and
terms of sale or other requirements, with respect to the enforcement of the Collateral Agent's rights and powers hereunder; and

                            (c) except as provided in Section 6(c) hereof, all
rights of redemption, appraisement, valuation, stay, marshalling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Subsidiary Pledge Agreement or the sale or other disposition of the Pledged Collateral or any portion thereof, and each Pledgor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights.

                   Any sale of, or the exercise of any options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of each Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against each Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, through and under the Pledgor.

                   Section 11. Remedies Cumulative; No Waiver. Each right, power and remedy of the Collateral Agent provided for herein or in the Indenture or in another agreement pursuant to which a Lien is created in favor of the Collateral Agent for the benefit of any Holder, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy of the Collateral Agent or any Holder provided for herein or in the Indenture, the Notes or in another agreement pursuant to which a Lien is created in favor of the Collateral Agent for the benefit of any Holder or now or hereafter existing at law or in equity, by statute or otherwise. No failure on the part of the Collateral Agent or any Holder to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Indenture, the Notes or under another agreement pursuant to which a Lien is created in favor of the Collateral Agent for the benefit of any Holder or now or hereafter existing at law or in equity, by statute or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No notice to or demand on the Pledgors hereunder shall, of itself, entitle the Pledgors to any other or further notice or demand in the same, similar or other circumstances.

                   Section 12. Additional Pledged Collateral. Without notice or consent of the Pledgors and without impairment of the security interests and rights created by this Subsidiary Pledge Agreement, the Collateral Agent may accept from any Person or Persons additional collateral or other security for the Obligations of the Company or the Pledgors' under the Indenture or the Notes. Neither the creation of the security interests created hereunder nor the acceptance of any such additional collateral or security shall prevent the Collateral Agent from resorting to such additional collateral or security or to the Pledged Collateral, in any order, without affecting the Collateral Agent's rights hereunder.

                   Section 13. Further Assurances. Each Pledgor agrees that it shall, at its own expense, promptly file or record such notices, financing statements, continuation statements or other documents and take all further action as may be necessary to perfect, maintain and protect the perfection of the security interests of the Collateral Agent hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral, and as the Collateral Agent may reasonably request, such instruments to be in form and substance satisfactory to the Collateral Agent, and that it shall, at its own expense, do such further acts and things and execute and deliver to the Collateral Agent such additional conveyances, assignments, endorsements, agreements and instruments as the Collateral Agent may at any time request in connection with the administration and enforcement of this Subsidiary Pledge Agreement or relative to the Pledged Collateral or any part thereof or in order to assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

                   Section 14. Indemnification and Expenses.

                            (a) Each Pledgor agrees, jointly and severally, to
indemnify, reimburse and hold the Collateral Agent from and against any and all claims, losses and liabilities arising or resulting from or relating to this Subsidiary Pledge Agreement (including, without limitation, enforcement of this Subsidiary Pledge Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence, bad faith or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. The indemnification of the Collateral Agent set forth in the immediately preceding sentence is cumulative and not exclusive of any indemnity of the Collateral Agent set forth in the Indenture or provided for under the TIA.

                            (b) Each Pledgor will pay upon demand to the
Collateral Agent the amount of any and all out-of-pocket expenses, including the reasonable fees and charges of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral, the exercise or enforcement of any of the rights of the Collateral Agent or the Holders hereunder or the failure by any Pledgor to perform or observe any of the provisions hereof, and all amounts so incurred by the Collateral Agent shall be entitled to the benefits of Section 7.07 of the Indenture.

                   Section 15. Registration Rights, etc.

                            (a) If the Collateral Agent determines that the
registration of any of the securities included in the Pledged Collateral under, or other compliance with, the Securities Act or any similar Federal or state law is desirable, upon or at any time after an Event of Default and acceleration of the Notes in accordance with Section 6.02 of the Indenture, each Pledgor will use its best efforts to cause such registration or compliance to be effectively made, at no expense to the Collateral Agent or to the Holders, and to continue any such registration effective for such time as may be necessary in the opinion of the Collateral Agent. The Pledgors will reimburse the Collateral Agent upon demand for any expenses incurred by the Collateral Agent (including reasonable attorneys' fees) incurred in connection therewith, which obligation to pay such expenses shall be secured hereunder.

                            (b) If any Pledgor is unable to effect a public sale
of any or all of the Pledged Collateral or if the Collateral Agent determines that it is desirable to sell the Pledged Collateral in one or more private sales, the Collateral Agent may limit such sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to distribution or resale. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

                            (c) Each Pledgor further agrees to do or use all
reasonable efforts to cause to be done, to the extent such Pledgor may legally do so, all such other acts and things as may be necessary to make such sale or sales of all or any part of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, rules and regulations and orders and decrees of any and all courts having jurisdiction over such sales, all at the Pledgor's expense. Each Pledgor further agrees that a breach of any of the covenants contained in this Subsidiary Pledge Agreement will cause irreparable injury to the Collateral Agent, as secured party, for which the Collateral Agent would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 15 shall be specifically enforceable against each Pledgor and, to the full extent permitted by applicable law, each Pledgor waives and agrees not to assert as a defense against an action for specific performance of such covenant that Pledgor's failure to perform such covenants will not cause irreparable injury to the Collateral Agent or the Holders or that the Collateral Agent on behalf of the Holders has an adequate remedy at law in respect of such breach.

                   Section 16. Pledgors' Indenture Obligations Absolute. The liability of the Pledgors under this Subsidiary Pledge Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by: any change in the time, place or manner of payment of all or any of the Company's or the Pledgors' Obligations under the Indenture or the Notes, or in any other term of the Indenture, the Notes or any Collateral Agreement, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Indenture, the Notes or any Collateral Agreement, or any assignment or transfer thereof; any lack of validity or enforceability, in whole or in part, of the Indenture, the Notes or any Collateral Agreement; any furnishing of any additional security for such Obligations or any acceptance thereof or any release or nonperfection of any security interest in property; any limitation on any party's liability or obligations under the Indenture, the Notes or any Collateral Agreement; any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgors or any Person other than the Pledgors, or any action taken with respect to this Subsidiary Pledge Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; or any exchange, release or amendment or waiver of or consent to departure from any other agreement pursuant to which a Lien is created in favor of the Collateral Agent for the benefit of the Holder, pursuant to which a person other than the Pledgors has granted a security interest.

                   Section 17. Waiver. To the extent permitted by applicable law, each Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the this Subsidiary Pledge Agreement and any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or any property subject thereto or exhaust any right or take any action against the Pledgors or any other person or entity; provided, however, that the Collateral Agent shall in any event take such care in the handling of any Pledged Securities in its possession as it takes with respect to its own property of a similar nature in its possession.

                   Section 18. Termination. Upon complete payment and performance in full and satisfaction of all of the Company's and Pledgors' Obligations under the Indenture, the Notes and the Collateral Agreements (as contemplated by Article Eight of the Indenture), this Subsidiary Pledge Agreement shall terminate, subject to the applicable terms of the Indenture, and the Collateral Agent shall assign and redeliver to the Pledgors all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof and the Indenture. Such reassignment and redelivery shall be without warranty by, or recourse to, the Collateral Agent, and shall be at the expense of the Pledgors. At such time, this Subsidiary Pledge Agreement shall no longer constitute a Lien upon or a grant of any security interest in any of the Pledged Collateral, and the Collateral Agent shall, at the Pledgors' expense deliver to the Pledgors written acknowledgment thereof and of cancellation of this Subsidiary Pledge Agreement in a form reasonably requested by the Pledgors; provided, however, that this Subsidiary Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Company's and the Pledgors' Obligations under the Indenture, the Notes or the Collateral Agreements is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Pledgors, all as though such payment had not been made; and provided, further, however, this Subsidiary Pledge Agreement shall no longer constitute a Lien upon or a grant of any security interest in any of the Pledged Collateral that has been released in accordance with the provisions of Section 10.05 of the Indenture.

                   Section 19. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                   if to Discovery Zone (Canada) Limited:

                            Discovery Zone, Inc.
                            565 Taxter Road, 5th Floor
                            Elmsford, New York  10523
                            Attn:  Chief Executive Officer
                            Telephone Number:          (914) 345-4500
                            Telecopy Number:           (914) 345-4527

                   with a copy to attn:   General Counsel
                                          Telecopy Number:      (914) 345-4516

                   with a copy to:

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, New York  10022
                            Attn:    Douglas P. Bartner, Esq.
                            Telephone Number:          (212) 848-4000
                            Telecopy Number:           (212) 848-7179
                   if to Discovery Zone (Puerto Rico), Inc.:

                            Discovery Zone, Inc.
                            565 Taxter Road, 5th Floor
                            Elmsford, New York  10523
                            Attn:    Chief Executive Officer
                            Telephone Number:          (914) 345-4500
                            Telecopy Number:           (914) 345-4527

                   with a copy to attn:   General Counsel
                                          Telecopy Number:      (914) 345-4516

                   with a copy to:

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, New York  10022
                            Attn:    Douglas P. Bartner, Esq.
                            Telephone Number:          (212) 848-4000
                            Telecopy Number:           (212) 848-7179

                   if to Discovery Zone Licensing, Inc.:

                            Discovery Zone Licensing, Inc.
                            565 Taxter Road, 5th Floor
                            Elmsford, New York  10523
                            Attn:    Chief Executive Officer
                            Telephone Number:          (914) 345-4500
                            Telecopy Number:           (914) 345-4527

                   with a copy to attn:   General Counsel
                                          Telecopy Number:      (914) 345-4516

                   with a copy to:

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, New York  10022
                            Attn:    Douglas P. Bartner, Esq.
                            Telephone Number:          (212) 848-4000
                            Telecopy Number:           (212) 848-4527
                   if to the Collateral Agent:

                            Firstar Bank of Minnesota, N.A.
                            101 East 5th Street
                            St. Paul, MN  55101
                            Attn:    Corporate Trust
                            Telephone Number:          (651) 229-2600
                            Telecopy Number:           (651) 229-6415

                   Each of the Pledgors and the Collateral Agent by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Pledgors or the Collateral Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                   Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

                   Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                   Section 20. Binding Agreement; Assignment. This Subsidiary Pledge Agreement shall be binding upon and inure to the benefit of the Collateral Agent, the Pledgors and their respective successors and permitted assigns. Neither this Subsidiary Pledge Agreement nor any interest herein or in the Pledged Collateral, or any part thereof, may be assigned by the Pledgors without the prior written consent of the Collateral Agent, except as expressly permitted herein or in the Indenture. This Subsidiary Pledge Agreement shall be deemed to be automatically assigned by the Collateral Agent to any person who succeeds to the Collateral Agent in accordance with Section 7.08 or Section 7.09 of the Indenture, and its assignee shall have all rights and powers of, and act as, the Collateral Agent hereunder.

                   Section 21. Governing Law. This Subsidiary Pledge Agreement shall be construed in accordance with, and this Subsidiary Pledge Agreement and the transactions described herein shall be governed by, the laws of the State of New York as to all issues, including (without limitation) issues of validity, interpretation, effect, performance and remedies.

                   Section 22. Amendments. This Subsidiary Pledge Agreement may not be amended or modified, except in accordance with Article Nine of the Indenture.

                   Section 23. Severability. In the event that any provisions contained in this Subsidiary Pledge Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof, or of such provision under the laws of any other jurisdiction; provided, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Subsidiary Pledge Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

                   Section 24. Headings. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Subsidiary Pledge Agreement.

                   Section 25. Counterparts. This Subsidiary Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument. A complete set of counterparts shall be lodged with the Collateral Agent.

                   Section 26. Cooperation of Pledged Subsidiaries. Each Pledgor shall cause the Pledged Subsidiaries to take all actions necessary to facilitate the Pledgor's compliance with the terms hereof. If any entity issues shares of Capital Stock or other equity securities to a Pledgor and such entity becomes a subsidiary of the Pledgor, the Pledgor shall cause such Subsidiary to enter into a supplement hereto, substantially in the form of this Subsidiary Pledge Agreement, pursuant to which such Pledged Subsidiary shall pledge, assign, transfer, set over and deliver unto the Collateral Agent, and grant unto the Collateral Agent for the ratable benefit of the Holders and their respective successors and assigns, a continuing security interest in all of the right, title and interest of the Pledged Subsidiary in, to and under any and all of such Capital Stock or other equity securities as collateral security for the indefeasible payment and performance in full of the Company's and the Pledgors' Obligations under the Indenture, the Notes and the Collateral Agreements. Such Capital Stock or equity security shall thereafter be included as "Pledged Securities" hereunder, such Pledged Subsidiary shall thereafter be included as a "Pledgor" hereunder, and such entity shall thereafter be included as one of the "Pledged Subsidiaries" hereunder.

                   Section 27. Confidentiality. The parties agree that they and their employees have maintained and will maintain, in confidence, all data, summaries, reports or information of all kinds, whether oral or written, provided pursuant to this Subsidiary Pledge Agreement or acquired or delivered in any manner from the other party's personnel or files (the "Confidential Information"), and that they have not and will not reveal the same to any persons not employed by the other party except: at the written direction of such party; to the extent necessary to comply with applicable law, reporting requirements imposed by the Securities and Exchange Commission, or the valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section; in order to enforce any of its rights pursuant to, or in any other dispute with respect to, this Agreement; if, at the time of disclosure to the recipient, the Confidential Information is in the public domain; if, after disclosure to the recipient, the Confidential Information becomes part of the public domain by written publication through no fault of the recipient; or to any one or more Holders and their representatives and agents.

                   Section 28. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent and the Holders in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Pledge Agreement or otherwise exist against the Collateral Agent. Except as provided by applicable law or by the Indenture, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for similar accounts, it being understood that the Collateral Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral or (c) investing or reinvesting any of the Pledged Collateral, provided, however, that nothing contained in this Pledge Agreement shall relieve the Collateral Agent of any responsibilities as a securities intermediary under applicable law.

                   Section 29. Authority of the Collateral Agent.

                            (a) The Collateral Agent shall have and be entitled
to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to the Pledgor for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Collateral Agent shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Pledged Collateral.

                            (b) The Pledgor acknowledges that the rights and
responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                   Section 30. Intercreditor Agreements. Notwithstanding any term hereof to the contrary, the terms and conditions of this Subsidiary Pledge Agreement are in all respects subject to, and all rights and remedies of the parties hereunder shall be exercised only in accordance with, the terms, conditions, benefits and protections contained in the New Intercreditor Agreements.

                   Section 31. Other Pledgees. The Pledgors hereby acknowledge and agree that the certificates evidencing the Pledged Collateral may be held by the Lender under the Eligible Credit Facility, the collateral agent under the Existing Notes or any other person who holds or has acquired possession of such certificates, on behalf of or for the benefit of the Collateral Agent or the holders of the Notes in connection with this Pledge Agreement, and that at such time as the indebtedness and obligations to such Lender or collateral agent have been paid in full, as the case may be, the Pledgor shall immediately deliver, cause to be delivered and direct such Lender or collateral agent to deliver, as the case may be, such certificates to the Collateral Agent or such party designated thereby, and no other person.

                   IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Subsidiary Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 DISCOVERY ZONE (CANADA) LIMITED


                                 By: /s/ Scott W. Bernstein
                                    --------------------------------------------
                                    Name:  Scott W. Bernstein
                                    Title: President and Chief Executive Officer


                                 DISCOVERY ZONE (PUERTO RICO), INC.


                                 By: /s/ Scott W. Bernstein
                                    --------------------------------------------
                                    Name:  Scott W. Bernstein
                                    Title: President and Chief Executive Officer


                                 DISCOVERY ZONE LICENSING, INC.


                                 By: /s/ Scott W. Bernstein
                                    --------------------------------------------
                                    Name:  Scott W. Bernstein
                                    Title: President and Chief Executive Officer


                                 FIRSTAR BANK OF MINNESOTA, N.A., as
                                   Collateral Agent


                                 By: /s/ Frank P. Leslie, III
                                    --------------------------------------------
                                    Name:  Frank P. Leslie, III
                                    Title: Vice President

STATE OF NEW YORK                    )
                                     ) ss:
COUNTY OF NEW YORK                   )

                   On the 17th day of July, 1998 before me personally came Scott Bernstein, to me known, who being by me duly sworn, did depose and say that he is the President of DISCOVERY ZONE (CANADA) LIMITED, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                    /s/ Christine Dionne
                                    --------------------------------------------
                                    Notary Public



STATE OF NEW YORK                    )
                                     ) ss:
COUNTY OF NEW YORK                   )

                   On the 17th day of July, 1998 before me personally came Scott Bernstein, to me known, who being by me duly sworn, did depose and say that he is the President of DISCOVERY ZONE (PUERTO RICO), INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                    /s/ Christine Dionne
                                    --------------------------------------------
                                    Notary Public

STATE OF NEW YORK                    )
                                     ) ss:
COUNTY OF NEW YORK                   )

                   On the 17th day of July, 1998 before me personally came Scott Bernstein, to me known, who being by me duly sworn, did depose and say that he is the President of DISCOVERY ZONE LICENSING, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                    /s/ Christine Dionne
                                    --------------------------------------------
                                    Notary Public

                                   Schedule A



Subsidiary                                Shares of Capital Stock Pledged
----------                                -------------------------------